                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  SCHEDULE 14A
       Proxy Statement Pursuant to Section 14(a) of the Securities and
                            Exchange Act of 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               DIGENE CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously.  Identify the previous filing by registration statement number,
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

                               DIGENE CORPORATION
                               1201 CLOPPER ROAD
                          GAITHERSBURG, MARYLAND 20878

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 26, 2000

To the Stockholders of Digene Corporation:

     The 2000 Annual Meeting of stockholders of Digene Corporation, a Delaware corporation ("Digene"), will be held on Thursday, October 26, 2000, at 10:00 a.m. (local time), at Digene's offices at 1201 Clopper Road, Gaithersburg, Maryland, for the following purposes:

     1. to elect two directors, each to serve for a three-year term expiring at the Annual Meeting of stockholders in 2003;

     2. to amend the 1999 Incentive Plan to increase the number of shares of common stock issuable under the plan from 1,000,000 shares to 2,000,000 shares;

     3. to amend the Omnibus Plan to modify the change in control provisions in the plan to eliminate the termination of stock options upon a change in control or other fundamental transaction and to provide for the treatment of stock options upon any such event; and

     4. to transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on Friday, September 8, 2000, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. Upon written request, you are entitled to inspect a complete list of stockholders entitled to vote at the Annual Meeting. Such inspection must be for a proper purpose and may take place in the ten days prior to the Annual Meeting during normal business hours at Digene's offices in Gaithersburg, Maryland.

     You are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy.

                                            Charles M. Fleischman,
                                            Secretary

September 28, 2000

                               DIGENE CORPORATION

                                PROXY STATEMENT

     The accompanying proxy is being solicited by the Board of Directors of Digene Corporation in connection with the Annual Meeting of stockholders of Digene to be held on Thursday, October 26, 2000, at 10:00 a.m. (local time), at Digene's offices at 1201 Clopper Road, Gaithersburg, Maryland, and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and the accompanying proxy are being mailed on or after September 28, 2000 to the holders of record of common stock on September 8, 2000.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our Annual Meeting, stockholders will act upon the following matters:

     - the election of two directors of Digene each to serve for a three-year term expiring at the Annual Meeting of stockholders in 2003;

     - the approval of an amendment to the 1999 Incentive Plan to increase the number of shares of common stock issuable under the plan from 1,000,000 shares to 2,000,000 shares;

     - the approval of amendments to the Omnibus Plan to modify the change in control provisions in the plan to eliminate the termination of stock options upon a change in control or other fundamental transaction and provide for the treatment of stock options upon any such event; and

     - any other business that may properly be brought before the Annual
       Meeting.

In addition, our management will report on Digene's performance during fiscal year 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record on the record date, which was the close of business on Friday, September 8, 2000, will be entitled to receive notice of, and to vote at, the Annual Meeting. Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a stockholder of record at the meeting, you may deliver your completed proxy card in person or vote in person at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the record date, 16,196,577 shares of our common stock were outstanding.

HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

     If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Evan Jones and Charles M. Fleischman, to vote on the proposals and any other matters that may arise at the Annual Meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, Evan Jones and Charles M. Fleischman will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

     - FOR election of the two nominees for director of Digene, John H. Landon and John J. Whitehead;

     - FOR approval of the amendment to the 1999 Incentive Plan; and

     - FOR approval of the amendments to the Omnibus Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The two nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board. Votes withheld with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although they will be counted for purposes of determining whether there is a quorum. Accordingly, votes withheld will have no effect on the result of the vote.

     1999 INCENTIVE PLAN AMENDMENT. The approval of the amendment to the 1999 Incentive Plan to increase the number of shares of common stock available for awards from 1,000,000 shares to 2,000,000 shares requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting. A properly executed proxy marked "ABSTAIN" with respect to the approval of the amendment to the 1999 Incentive Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will not be counted in determining the presence of a quorum and will not be considered as votes cast, and thus will have no effect on the result of the vote.

     OMNIBUS PLAN AMENDMENTS. The approval of the amendments to the Omnibus Plan to modify the change in control provisions in the plan to eliminate the termination of stock options upon a change in control or other fundamental transaction and provide for the treatment of stock options upon any such event requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting. A properly executed proxy marked "ABSTAIN" with respect to the approval of the amendments to the Omnibus Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will not be counted in determining the presence of a quorum and will not be considered as votes cast, and thus will have no effect on the result of the vote.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Digene either a notice of revocation or a duly executed proxy card bearing a date later than the date on the proxy card you submitted. The power of the proxy holders to vote your proxy will be suspended if you give notice to the Secretary of Digene revoking your proxy prior to its use, return a later dated proxy card or attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

WHO BEARS THE COST OF SOLICITATION OF PROXIES?

     Digene bears the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with this solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, our officers, directors and employees may use other written communication, telephone and other means to solicit proxies. These persons receive no special compensation for any solicitation activities.

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

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE YEAR 2001 ANNUAL MEETING?

     To be included in next year's proxy statement, stockholder proposals must be submitted in writing by June 3, 2001 to: President, Digene Corporation, and mailed to 1201 Clopper Road, Gaithersburg, MD 20878. If any stockholder proposal is submitted after August 15, 2001, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting, without any discussion of the matter in the proxy statement for that meeting.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTOR

     The Board currently consists of six (6) members: Charles M. Fleischman, Wayne T. Hockmeyer, Ph.D., Evan Jones, John H. Landon, Joseph M. Migliara and John J. Whitehead. Two directors are to be elected at the Annual Meeting. At the Annual Meeting, the Board will nominate Mr. Landon and Mr. Whitehead to be elected as Class I directors of Digene to hold office until the 2003 Annual Meeting of stockholders and until their successors are duly elected and qualified. The nominees have consented to serve if elected to the Board. If the nominees are unable to serve as directors at the time of the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such substitute nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

     The Board recommends that you vote FOR election of the director nominees.

     Set forth below is information about the nominees and the other persons who are to continue as directors of Digene after the Annual Meeting. For information concerning the number of shares of common stock owned by each director and all directors and executive officers as a group as of September 8, 2000, see "Principal Stockholders."

            NAME              AGE                        POSITION(S) WITH COMPANY         DIRECTOR SINCE
            ----              ---                        ------------------------         --------------
Nominees to be elected for
  terms expiring in 2003:
John H. Landon..............  60                                 Director                      1997
John J. Whitehead...........  55                                 Director                      1992

Directors continuing for
  terms expiring in 2001:
Charles M. Fleischman.......  42                  President, Chief Operating Officer,          1990
                                                  Chief Financial Officer and Director
Joseph M. Migliara..........  56                                 Director                      1992

Directors continuing for
  terms expiring in 2002:
Wayne T. Hockmeyer,           55                                 Director                      1996
  Ph.D. ....................
Evan Jones..................  43                  Chief Executive Officer and                  1990
                                                  Chairman of the Board

     Mr. Landon has been retired since October 1996. From March 1992 to September 1996, Mr. Landon was Vice President and General Manager, Medical Products of E. I. du Pont de Nemours and Company. Prior to 1992 he held various general management and marketing positions in DuPont's Diagnostics, Biotechnology and Diagnostic Imaging businesses. Mr. Landon currently serves as a director and chairman of the board of Cholestech Corporation, a medical device company, a director and member of the Executive Committee of Christiana Care Corporation, a diversified healthcare delivery company, and a director of Christiana Care Physicians Organization, an independent physicians organization. Previously, he served as a director of the DuPont Merck Pharmaceutical Company and the Health Industry Manufacturers Association. Mr. Landon received a B.S. in Chemical Engineering from the University of Arizona.

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

     Mr. Whitehead has been a partner of Whitehead Partners, a private investment company since 1993. From 1986 to 1993, Mr. Whitehead was the Chief Executive Officer of TDS Healthcare Systems Corporation, a hospital information systems company. Mr. Whitehead received a B.S. in Biology and Chemistry from Williams College and did graduate work in biochemistry at Case Western Reserve University School of Medicine. He is a director emeritus of i-STAT Corporation, a medical device company, and a director of the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology. Mr. Whitehead is a stepbrother of Mr. Jones.

     Mr. Fleischman has served as President of Digene since June 1999, Chief Financial Officer since March 1996 and Chief Operating Officer since September 1995. He also served as Executive Vice President of Digene since Armonk Partners acquired a controlling interest in Digene in July 1990 until June 1999. Mr. Fleischman received an A.B. in History from Harvard University and an M.B.A. from The Wharton School at the University of Pennsylvania.

     Mr. Migliara has been President, North American Operations, NFO Worldwide since January 1999, and was President, Consumer and Healthcare, of NFO Worldwide from September 1997 until January 1999. NFO Worldwide provides research, marketing and consulting services and in April 2000 merged with, and is now a wholly owned subsidiary of, Interpublic Group. Interpublic Group is listed on the New York Stock Exchange. Mr. Migliara is Chairman of the Board of Directors and was President of Migliara/Kaplan Associates, a marketing research firm that conducts primary research in the biomedical, diagnostics and pharmaceutical markets from the firm's founding until September 1997. He is a past President of the Biomedical Marketing Association. Mr. Migliara received a B.S. in Economics from The Wharton School at the University of Pennsylvania and an M.B.A. from Fairleigh Dickinson University.

     Dr. Hockmeyer founded MedImmune, Inc., a biotechnology company, and has been its Chief Executive Officer and a director since 1988, and Chairman of its Board of Directors since 1993. As of October 1, 2000, Dr. Hockmeyer will no longer be Chief Executive Officer of MedImmune, Inc. but will continue as the Chairman of its Board of Directors. From 1986 to 1988, Dr. Hockmeyer served as Vice President, Research and Development, of Praxis Biologics, Inc. From 1980 to 1986, he was Chairman of the Department of Immunology at the Walter Reed Army Institute of Research. Dr. Hockmeyer is a member of the Maryland Economic Development Commission, a member of the Board of the Maryland Technology Development Corporation, a member of the Board of Directors of Aviron and Intermune Pharmaceuticals, Inc. Dr. Hockmeyer is also a member of the Board of Directors of the High Technology Council of Maryland, a member of the Board of Visitors of the University of Maryland Biotechnology Institute and the Board of Advisors of the Institute of Human Virology. Dr. Hockmeyer also serves on the Children's Research Institute Board of Directors of the Children's National Medical Center. Dr. Hockmeyer earned his bachelor's degree from Purdue University and earned his Ph.D. from the University of Florida in 1972.

     Mr. Jones has served as Chief Executive Officer of Digene since Armonk Partners acquired a controlling interest in Digene in July 1990 and as Chairman of the Board since September 1995. He also served as President of Digene from July 1990 to June 1999. Mr. Jones received a B.A. in Biochemistry from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Jones is a stepbrother of Mr. Whitehead.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     In accordance with Digene's Certificate of Incorporation, the Board is divided into three classes, denominated Class I, Class II and Class III, with members of each Class holding office for staggered three-year terms. Messrs. Landon and Whitehead are Class I directors whose terms expire at this Annual Meeting of stockholders; Messrs. Fleischman and Migliara are Class II directors whose terms expire at the 2001 Annual Meeting of stockholders; and Dr. Hockmeyer and Mr. Jones are Class III directors whose terms expire at the 2002 Annual Meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). At each Annual Meeting of stockholders, the successors to the directors whose terms expire are to be elected to serve from the time of their election and

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

qualification until the third Annual Meeting of stockholders following their election or until their respective successors have been duly elected and qualified.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2000?

     The Board held eight meetings during the last fiscal year. Each of Digene's directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he was a member held during the last fiscal year.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Audit and Compensation Committees. The Board does not have a Nominating Committee.

     AUDIT COMMITTEE. The Audit Committee, consisting of Messrs. Migliara (Chairman) and Whitehead and Dr. Hockmeyer, met six times during the last fiscal year. The Audit Committee reviews, oversees and reports to the Board with respect to various accounting, auditing and reporting practices, including the selection of our independent auditors, the scope of the annual audits, the performance of our auditors and our accounting practices. The Board of Directors approved a new Audit Committee charter on June 14, 2000.

     COMPENSATION COMMITTEE. The Compensation Committee, consisting of Messrs. Landon and Whitehead (Chairman) and Dr. Hockmeyer, met four times during the last fiscal year. Neither Messrs. Landon and Whitehead nor Dr. Hockmeyer was an officer or employee of Digene during fiscal 2000 or any prior year. Prior to March 1996, the Board was responsible for issues concerning compensation. The Compensation Committee establishes compensation policy and determines the salaries, bonuses and other compensation of the officers of Digene. The Compensation Committee also administers the Digene Omnibus Plan and the 1999 Incentive Plan.

DIRECTOR COMPENSATION

HOW ARE DIRECTORS COMPENSATED?

     BASE COMPENSATION. Directors are reimbursed for expenses incurred in connection with performing their duties as directors of Digene. Prior to September 6, 1996, directors received no compensation for serving on the Board. Effective September 6, 1996, a non-employee director receives an annual retainer of $10,000, plus $2,500 for each of the first six Board meetings he attends, and $2,000 for each additional Board meeting he attends in each fiscal year. In the event there are fewer than six meetings of the Board in any fiscal year, the minimum annual Board meeting fee is $15,000, less $2,500 per Board meeting not attended. Directors are not compensated for committee meetings.

     OPTIONS. Each year, immediately following Digene's Annual Meeting of stockholders, each non-employee director who will continue to serve as a director after the Annual Meeting will automatically be granted options to purchase 5,000 shares of our common stock under one of our stock option plans. Directors may be granted additional options pursuant to the Directors' Stock Option Plan, which is administered by the Board in its discretion. The exercise price of options granted to non-employee directors will be equal to the fair market value of our common stock as of the date of the grant.

         ITEM 2 -- APPROVAL OF AN AMENDMENT TO THE 1999 INCENTIVE PLAN

PROPOSED AMENDMENT TO THE 1999 INCENTIVE PLAN

     At the Annual Meeting, we will present a proposal to the stockholders to approve an amendment to our 1999 Incentive Plan to increase the number of shares of common stock issuable under the plan from 1,000,000 to 2,000,000.

     In September 2000, the Board adopted the amendment to the 1999 Incentive Plan, subject to approval by our stockholders. As of September 8, 2000, 491,500 shares remained available for grant under the 1999

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

Incentive Plan which represents fewer shares than the number of shares issuable on exercise of options granted in fiscal 2000. Consequently, the Board believes that it is necessary to increase the number of shares issuable under the 1999 Incentive Plan to enable the Board to continue to grant options and other stock awards to employees under the plan for the same or a greater number of shares in fiscal year 2001. The Board considers options and awards to be a valuable and necessary compensation tool that aligns the long-term financial interests of employees that are eligible for stock options and awards under the 1999 Incentive Plan with the financial interests of our stockholders. In addition, we believe that the plan helps us to attract, retain and motivate plan participants, and encourages these participants to devote their best efforts to our business and financial success. Consequently, an increase in the number of shares available for issuance under the 1999 Incentive Plan is necessary to enable the Compensation Committee and the Board to grant additional options and awards under the plan to meet the above objectives. The Board of Directors believes that approval of this proposal is in the best interests of Digene and its stockholders. The resolution to be presented to the stockholders approving the proposed amendment to the 1999 Incentive Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

     The material features of the 1999 Incentive Plan are described below.

     The Board recommends that you vote FOR approval of the amendment to the 1999 Incentive Plan.

WHAT IS THE 1999 INCENTIVE PLAN?

     The 1999 Incentive Plan is designed to enable Digene to offer employees of Digene and its subsidiaries equity interests in Digene in order to help attract, retain and reward key employees and to strengthen the mutuality of interests between key employees and Digene stockholders. The Board of Directors approved the 1999 Incentive Plan on September 14, 1999 and the stockholders approved the 1999 Incentive Plan on October 28, 1999.

WHO ADMINISTERS THE 1999 INCENTIVE PLAN?

     The Compensation Committee of the Board administers the 1999 Incentive Plan. The Committee has the authority, except as described below, to determine and designate the employees to whom options, restricted shares or unrestricted shares will be awarded and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions). The authority to determine and designate the awards granted to employees who are "reporting persons" under the federal securities laws is vested in the Board.

WHO IS ELIGIBLE FOR AWARDS UNDER THE 1999 INCENTIVE PLAN?

     Officers and other employees of Digene and its subsidiaries are eligible to be granted options and other awards under the 1999 Incentive Plan. The Committee determines eligibility for the plan.

WHAT TYPES OF AWARDS ARE AVAILABLE UNDER THE 1999 INCENTIVE PLAN?

     The 1999 Incentive Plan contains provisions for granting various stock-based awards, including non-qualified stock options, incentive stock options as defined in Section 422 of the Internal Revenue Code, restricted stock and unrestricted stock.

WHAT IS THE DURATION OF THE 1999 INCENTIVE PLAN?

     The term of the 1999 Incentive Plan is ten years. No options may be granted or awards made under the 1999 Incentive Plan on or after the tenth anniversary of its approval by the Board of Directors.

HOW MANY SHARES HAVE BEEN ALLOCATED TO THE 1999 INCENTIVE PLAN?

     The 1999 Incentive Plan currently provides for the issuance of up to 1,000,000 shares of our common stock; following approval of the proposed amendment to the plan by the stockholders that number will increase to 2,000,000. These shares may be either authorized and unissued shares or issued shares reacquired by Digene and held in the treasury. The aggregate number of shares issuable under the 1999 Incentive Plan and the number of shares subject to options and awards made under the 1999 Incentive Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to options that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited to Digene, and shares that are not issued as a result of forfeiture or termination of an award may be reissued under the 1999 Incentive Plan.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF OPTION GRANTS UNDER THE 1999 INCENTIVE PLAN?

     The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     NON-QUALIFIED OPTIONS. Under present United States Treasury regulations, an employee or non-employee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and Digene (or its subsidiary) will receive a corresponding deduction. Income and payroll tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

     INCENTIVE OPTIONS. An optionee is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of Digene or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

     If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and Digene will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

     If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the tax deduction allowable to the optionee's employer is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, Digene is not required to withhold any Federal income or payroll tax in the event of a disqualifying disposition.

     Different consequences will apply for an optionee subject to the alternative minimum tax.

MAY THE 1999 INCENTIVE PLAN BE AMENDED OR TERMINATED?

     The Committee may at any time amend, discontinue, or terminate all or any part of the 1999 Incentive Plan. However, unless otherwise required by law, the rights of an employee with respect to any grant or award prior to the amendment, discontinuance or termination may not be impaired without the consent of such participant. Digene will seek the approval of our stockholders for any amendment if such approval is necessary to comply with applicable law.

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

     The approval of the amendment to the 1999 Incentive Plan will become effective if it receives the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.

              ITEM 3 -- APPROVAL OF AMENDMENTS TO THE OMNIBUS PLAN

PROPOSED AMENDMENTS TO THE OMNIBUS PLAN.

     At the Annual Meeting, we will present a proposal to the stockholders to approve amendments to the Omnibus Plan to modify the change in control provisions to eliminate the termination of stock options upon a change in control of, or other fundamental transaction involving, Digene and to provide for the treatment of stock options upon any such event.

     The Omnibus Plan currently provides that, in the event of a dissolution, liquidation or consolidation or merger of Digene in which Digene is not the surviving corporation, then each outstanding option terminates, provided that just prior to any such event the holder of the option shall have the right to exercise the entire option without regard to any vesting installment period. This applies to any outstanding options which are incentive stock options to the extent permitted by law, and any outstanding incentive stock options in excess thereof would, immediately upon the occurrence of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer, be treated for all purposes under the Omnibus Plan as nonqualified stock options and be immediately exercisable as provided above. The Omnibus Plan further provides that if Digene is the surviving corporation in any merger, then each outstanding option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of common stock subject to the option would have been entitled to receive in the merger.

     Under the proposed amendments, the Omnibus Plan distinguishes between a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer in which Digene is the surviving corporation and which results in a change of control and a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer in which Digene is the surviving corporation but which does not result in a change of control. The amendments provide that in the event of such a transaction in which Digene survives but which does not result in a change of control, the options shall pertain to and apply to the securities or other consideration that a holder of the number of shares of common stock subject to the option would have been entitled to receive in such transaction, as is currently provided under the plan. The amendments also provide that in the event of such a transaction in which Digene survives and which does result in a change of control, each outstanding option will be fully exercisable immediately prior to such transaction, unless the Board determines that such acceleration would prevent pooling of interest accounting treatment for the transaction and such treatment is desired. Any options which are not exercised prior to such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of common stock subject to the option would have been entitled to receive in the transaction.

     The proposed amendments further provide that in the event of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer in which Digene is not the surviving corporation, each outstanding option will be fully exercisable immediately prior to such transaction, but rather than terminating, shall pertain to and apply to the securities or other consideration that a holder of the number of shares of common stock subject to the option would have been entitled to receive in such transaction. Finally, in the event of a dissolution or liquidation of Digene, each outstanding option will terminate, provided that each optionee may exercise his or her option immediately prior to the dissolution or liquidation, as is currently provided in the plan.

     The Board of Directors of Digene approved the proposed amendments to the Omnibus Plan in September 2000. The resolutions to be presented to the stockholders approving the proposed amendments to the Omnibus

Plan are attached as Appendix B to this proxy statement and are incorporated herein by reference. We believe the amendments to the Omnibus Plan are advisable for various reasons, including the following:

     - the proposed amendments will conform the treatment of most of the outstanding stock options under Digene's various plans in the event of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer in which a change in control of Digene occurs, thereby treating the option holders similarly regardless of the form of the transaction and under which plan their options are granted; and

     - the proposed amendments are consistent with the purpose of the Omnibus Plan, which is to attract, retain and reward our employees and directors, and strengthen the mutuality of interests between our option holders and our stockholders.

     The Board of Directors believes that the approval of this proposal is in the best interests of Digene and its stockholders.

     The Board recommends that you vote FOR approval of the amendments to the Omnibus Plan.

     The material features of the Omnibus Plan are described below.

WHAT IS THE OMNIBUS PLAN?

     The Omnibus Plan is designed to enable Digene to offer employees of Digene and its subsidiaries and directors of Digene equity interests in Digene in order to afford such persons the opportunity to obtain or increase their proprietary interest in Digene on a favorable basis and thereby have an opportunity to share in its success. The Board of Directors and the stockholders approved the Omnibus Plan on March 26, 1996.

WHO ADMINISTERS THE OMNIBUS PLAN?

     The Compensation Committee of the Board administers the Omnibus Plan. The Committee has the authority, except as described below, to determine and designate the employees and directors to whom options, stock appreciation rights, restricted shares or unrestricted shares will be awarded and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions).

WHO IS ELIGIBLE FOR AWARDS UNDER THE OMNIBUS PLAN?

     Employees of Digene and its subsidiaries and directors of Digene are eligible to be granted options and other awards under the Omnibus Plan. The Committee determines eligibility for the plan.

WHAT TYPES OF AWARDS ARE AVAILABLE UNDER THE OMNIBUS PLAN?

     The Omnibus Plan contains provisions for granting various stock-based awards, including non-qualified stock options, incentive stock options as defined in Section 422 of the Internal Revenue Code, restricted stock and unrestricted stock and stock appreciation rights.

WHAT IS THE DURATION OF THE OMNIBUS PLAN?

     The term of the Omnibus Plan is ten years, unless sooner terminated. No options may be granted or awards made under the Omnibus Plan on or after March 26, 2006.

HOW MANY SHARES HAVE BEEN ALLOCATED TO THE OMNIBUS PLAN?

     The Omnibus Plan provides for the issuance of up to 2,000,000 shares of our common stock. As of September 8, 2000, 57,881 shares remained available for grant under the Omnibus Plan. These shares may be either authorized and unissued shares or issued shares reacquired by Digene and held in treasury. Shares subject to options that expire, terminate or are surrendered without having been exercised in full may be reissued under the Omnibus Plan.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF OPTION GRANTS UNDER THE OMNIBUS PLAN?

     The Federal income tax discussion set forth under Item 2 of this proxy statement regarding the federal tax consequences of option grants under the 1999 Incentive Plan is applicable to the treatment of comparable stock options granted under the Omnibus Plan.

MAY THE OMNIBUS PLAN BE AMENDED OR TERMINATED?

     The Committee may at any time amend, suspend or terminate all or any part of the Omnibus Plan. However, the rights of an optionee with respect to any grant or award prior to the amendment, suspension or termination may not be impaired without the consent of such optionee. Furthermore, under the Omnibus Plan, the Committee may not materially increase the number of shares of common stock authorized under the Omnibus Plan or materially modify the plan's requirements as to eligibility for participation or materially increase the benefits accruing to participants under the plan without the approval of our stockholders.

     The proposed amendments to the Omnibus Plan will become effective if they receive the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.

     The Board recommends that you vote FOR approval of the proposed amendments to the Omnibus Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid for services rendered to Digene by (a) our Chief Executive Officer and (b) each of the other four most highly compensated executive officers of Digene in the fiscal year ended June 30, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                   ANNUAL COMPENSATION    COMPENSATION
                                                   --------------------   ------------
                                                                           SECURITIES
                                                                           UNDERLYING
                                          FISCAL                            OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY      BONUS         (#)        COMPENSATION
---------------------------               ------   ---------   --------   ------------   ------------
Evan Jones..............................   2000    $238,917    $83,333       50,000             --
  Chief Executive Officer                  1999     212,088     75,000       50,000             --
                                           1998     200,215     43,769           --             --

Charles M. Fleischman...................   2000    $244,691    $83,333       50,000             --
  President, Chief Operating               1999     212,088     75,000       50,000             --
  Officer and Chief Financial Officer      1998     200,215     43,769           --             --

Robert McG. Lilley......................   2000    $211,792     75,000       24,000        $60,394(1)
  Senior Vice President, Global Sales      1999     198,604     50,000       64,000         51,008(1)
  and Marketing

Attila T. Lorincz, Ph.D.................   2000    $202,203    $50,000       24,000             --
  Senior Vice President and                1999     190,885     30,000       34,000             --
  Chief Scientific Officer                 1998     181,514     20,000           --             --

William J. Payne, Jr., Ph.D.............   2000    $165,000    $40,000       24,000             --
  Vice President, Research and             1999     152,575     30,000       49,000         14,195(2)
  Development                              1998     137,936     22,500       75,000         27,953(2)

---------------
(1) Represents car allowance and retirement fund expenses paid by Digene.
(2) Represents reimbursement for moving expenses.

STOCK OPTION INFORMATION

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, for each of the Named Executive Officers, certain information concerning the grant of stock options in fiscal 2000.

                                                  INDIVIDUAL GRANTS
                                 ----------------------------------------------------   POTENTIAL REALIZABLE
                                                  % OF                                    VALUE AT ASSUMED
                                 NUMBER OF       TOTAL                                  ANNUAL RATES OF STOCK
                                 SECURITIES     OPTIONS                                  PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO    EXERCISE OR                   FOR OPTION TERM
                                 OPTIONS(1)   EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                             GRANTED(#)   FISCAL YEAR      ($/SH)         DATE       5%($)       10%($)
----                             ----------   ------------   -----------   ----------   --------   ----------
Evan Jones.....................    50,000        8.23%         $13.125     10/28/2009   $412,712   $1,045,893
Charles M. Fleischman..........    50,000        8.23%          13.125     10/28/2009    412,712    1,045,893
Robert McG. Lilley.............    24,000        3.95%          13.125     10/28/2009    198,102      502,029
Attila Lorincz, Ph.D...........    24,000        3.95%          13.125     10/28/2009    198,102      502,029
William J. Payne, Jr., Ph.D....    24,000        3.95%          13.125     10/28/2009    198,102      502,029

---------------
(1) Non-Qualified Stock Options

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth certain information concerning stock options exercised by each of the Named Executive Officers during fiscal 2000 and the number of unexercised options held by such persons at June 30, 2000 and the value thereof.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                           OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                       FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(2)
                                SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
NAME                            ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            ---------------   --------------   -----------   -------------   -----------   -------------
Evan Jones....................      101,918         $1,503,835       333,688        140,476      $10,990,361    $4,161,489
Charles M. Fleischman.........      190,368          4,117,590       245,238        140,476        7,593,891     4,161,489
Robert McG. Lilley............       25,000            559,221        71,334        116,666        2,166,770     3,566,728
Attila D. Lorincz, Ph.D.......       99,399          2,132,514       106,262         64,523        3,475,015     1,926,991
William J. Payne, Jr.,
  Ph.D........................      -0-               -0-             16,334        131,666          528,273     3,763,603

---------------
(1) The value realized represents the difference between the fair market value per share of our common stock on the date of exercise and the per share exercise price, multiplied by the applicable number of shares.

(2) These values represent the difference between the closing price per share on The Nasdaq National Market on June 30, 2000 ($40.375) and the per share exercise price of the option.

EMPLOYMENT CONTRACTS

     We entered into employment agreements in May 1996 with each of Messrs. Jones and Fleischman. Messrs. Jones' and Fleischman's employment agreements expired on December 31, 1999 and were not renewed. We are currently negotiating new employment agreements with each of Messrs. Jones and Fleischman.

     In July 1997 we entered into an employment agreement with Dr. Payne pursuant to which Dr. Payne is entitled to receive a minimum base salary of $145,000 per year, subject to adjustment. The agreement provides that if Dr. Payne is terminated without "justifiable cause" (as defined in the agreement), then he will be entitled to receive: (a) the amount of base salary remaining due and payable at the date of termination, plus an amount equal to 12 months base salary, which amount shall be accelerated and immediately due upon such termination; (b) any bonus accrued to the date of termination; and (c) all of the other benefits accruing on or prior to the expiration date of the agreement. In addition, any outstanding stock awards, incentive stock options or equivalents that would have vested in the ordinary course of events until three months after the date of such a termination will be accelerated and vested immediately upon termination. Dr. Payne's employment agreement will expire on July 21, 2001.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for Digene's officers and administration of Digene's various stock option plans, except the Directors' Stock Option Plan.

WHAT IS DIGENE'S POLICY REGARDING EXECUTIVE OFFICER COMPENSATION?

     Digene's executive compensation policy is designed to enable Digene to attract, motivate and retain highly qualified executive officers. The key components of Digene's compensation program are

     - base salary;

     - annual incentive bonus awards; and

     - equity participation in the form of stock options.

     In arriving at specific levels of compensation for executive officers, the Committee has relied on

     - the recommendations of management;

     - benchmarks provided by generally available compensation surveys; and

     - the experience of Committee members and their knowledge of compensation paid by other companies in the biotechnology industry and/or in the same geographic area as Digene.

The Committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all employees of Digene, including group medical, dental, and life insurance and to participate in Digene's 401(k) plan. Digene has long-term employment agreements with certain of its executive officers to provide them with the employment security and severance benefits deemed necessary by the Committee to retain them.

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

     BASE SALARY. In addition to complying with the requirements of applicable employment agreements, compensation for each of the executive officers for fiscal 2000 was based on the executive's duties and responsibilities, the performance of Digene, both financial and otherwise, and the success of the executive in developing and executing Digene's research and development, manufacturing, sales and marketing, financing and strategic plans, as appropriate. Base salary increases for executive officers ranging from 0% to 25.0% were effected on October 1, 1999.

     BONUS. Executive officers received cash bonuses in fiscal 2000 for fiscal 1999 ranging from approximately 24.2% to 34.9% of base salary based on the degree of Digene's achievement of its financial and other objectives, and the degree of achievement by each such officer of his or her individual objectives, during fiscal year 1999 as approved by the Committee.

     STOCK OPTIONS. Equity participation is a key component of Digene's executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to Digene's development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of Digene's stockholders. Stock options provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years.

HOW IS DIGENE ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other executive officers unless certain conditions are met. Digene's Chief Executive Officer and the other executive officers have not received annual compensation over $1 million, and Digene has not yet determined what measures, if any, it should take to comply with Section 162(m).

HOW IS DIGENE'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     At the beginning of fiscal 2000, Mr. Jones was receiving an annual base salary of $212,000. On October 1, 1999, he received an 18% increase, raising his annual base salary to $250,000. In deciding upon an 18% increase in Mr. Jones' base salary, the Committee recognized that Mr. Jones' compensation was low relative to appropriate benchmarks and focused on the importance of Mr. Jones to the continued growth and development of Digene, his expertise in the industry, his demonstrated management skills and ability to implement Digene's strategic plans, his efforts in assembling a highly qualified executive management team for Digene and Digene's progress with FDA and other regulatory activities, in entering into agreements with strategic partners and in increasing public awareness of Digene's HPV tests. In fiscal year 2000, Mr. Jones received a bonus of $83,333, or approximately 33% of his base salary for fiscal year 1999. The bonus was considered appropriate in view of the financial performance of Digene, the degree of achievement of corporate goals and other positive developments during fiscal year 1999 and the level of bonuses being paid to the other executive officers and employees.

                                            COMPENSATION COMMITTEE

                                            John J. Whitehead, Chairman
                                            Wayne T. Hockmeyer, Ph.D.
                                            John H. Landon

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 8, 2000 by: (a) each person known by Digene to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each director and Named Executive Officer, and (c) all executive officers and directors of Digene as a group.

                                                                NUMBER OF SHARES      PERCENTAGE
NAME OF BENEFICIAL OWNER(1)                                   BENEFICIALLY OWNED(2)   OWNERSHIP
---------------------------                                   ---------------------   ----------
Armonk Partners(3)..........................................        4,701,715            29.0%
Charles M. Fleischman(4)....................................        5,004,424            30.4%
Wayne T. Hockmeyer, Ph.D.(5)................................           40,000            *
Evan Jones(6)...............................................        5,090,684            30.7%
John H. Landon(5)...........................................           35,000            *
Robert McG. Lilley(7).......................................          103,334            *
Attila T. Lorincz, Ph.D.(8).................................          139,687            *
Joseph M. Migliara(9).......................................          105,899            *
William J. Payne, Jr., Ph.D.(5).............................           77,334            *
John J. Whitehead(10).......................................           37,849            *
All executive officers and directors as a group (12
  persons)(11)..............................................        6,130,094            34.9%

---------------
 (1) Unless otherwise indicated, the address for each principal stockholder, director and officer is 1201 Clopper Road, Gaithersburg, Maryland 20878.
 (2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 8, 2000 are deemed outstanding for computing the percentage beneficially owned by such holder but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, Digene believes that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.
 (3) The managing partners of Armonk Partners are Messrs. Jones and Fleischman.
 (4) Includes (i) 4,701,715 shares owned by Armonk Partners, as to which Mr. Fleischman shares voting and investment power as a general partner, (ii) 16,672 shares held in trust for the benefit of Mr. Fleischman's minor children, as to which shares Mr. Fleischman disclaims beneficial ownership, and (iii) 278,571 shares issuable upon exercise of stock options.
 (5) Represents shares issuable upon exercise of stock options.
 (6) Includes (i) 4,701,715 shares owned by Armonk Partners, as to which Mr. Jones shares voting and investment power as a general partner, (ii) 14,676 shares owned by Mr. Jones' wife, as to which shares Mr. Jones disclaims ownership, and (iii) 367,021 shares issuable upon exercise of stock options.
 (7) Includes 87,334 shares issuable upon exercise of stock options.
 (8) Includes (i) 16,672 shares owned jointly with Dr. Lorincz's wife, as to which Dr. Lorincz shares voting and investment power, and (ii) 122,262 shares issuable upon exercise of stock options.
 (9) Represents (i) 20,000 shares issuable upon exercise of stock options, and
     (ii) 85,899 shares issuable upon exercise of stock options held by Valley Partners, a partnership of which Mr. Migliara is a general partner.
(10) Represents shares issuable upon exercise of stock options. Mr. Whitehead is a member of a limited liability company that is a partner in Armonk Partners, but he does not have voting or investment power with respect to the shares held by Armonk Partners.
(11) See Notes (4) through (10). Also includes an additional 197,598 shares issuable upon exercise of stock options.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on our common stock since May 22, 1996, the date our shares began trading on The Nasdaq National Market, with the cumulative total return of the companies included in a Peer Group,(1) the American Stock Exchange Biotechnology Index ("BTK") and the Nasdaq index over the same period. The comparison assumes $100 was invested on May 22, 1996 in the common stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to June 30, 2000. Digene has not paid cash dividends on its common stock. Historic stock prices are not indicative of future stock price performance.

                                  [Line Graph]

                                               DIGENE               PEER GROUP                BTK                  NASDAQ
                                               ------               ----------                ---                   ------
5/22/96                                        100.00                 100.00                 100.00                 100.00
6/29/96                                         68.82                  79.24                  90.11                  95.00
6/30/97                                        109.68                  76.41                  91.29                 115.61
6/30/98                                         83.87                 102.43                  94.06                 151.90
6/30/99                                         95.03                  87.70                 137.29                 215.34
6/30/00                                        347.31                 245.12                 412.65                 317.96

                --------------------------------------------------------------------------------
                                       5/22/96   6/28/96   6/30/97   6/30/98   6/30/99   6/30/00
                --------------------------------------------------------------------------------
                 Digene                100.00     68.82    109.68     83.87     95.03    347.31
                 Peer Group            100.00     79.24     76.41    102.43     87.70    245.12
                 BTK                   100.00     90.11     91.29     94.06    137.29    412.65
                 NASDAQ                100.00     95.00    115.61    151.90    215.34    317.96

---------------

(1) The Peer Group consists of companies that provide products and/or services that are related to those of Digene. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Cytyc Corporation, Igen, Inc. and Matritech, Inc. In prior years, our Peer Group included Neopath, Inc. and Neuromedical Systems, Inc., which have subsequently merged to form TriPath, and Oncor, Inc., which is no longer in existence. Because of the variability inherent in such Peer Group compilations, Digene has elected to stop using a Peer Group in its stock performance graph.

                              CERTAIN TRANSACTIONS

     Digene is party to the following transactions with its executive officers, directors and principal stockholders:

     Digene entered into a Development Agreement on October 2, 1998 with MedImmune, Inc. under which Digene conducted feasibility studies and received an aggregate revenue of $281,885 in fiscal year 2000. Dr. Hockmeyer, a director of Digene, is the Chairman of the Board of MedImmune, Inc.

     For information regarding employment agreements with Named Executive Officers, see "Executive Compensation and Other Information -- Employment Contracts."

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, audited our financial statements for the fiscal year ended June 30, 2000. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Board has selected Ernst & Young LLP as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Digene's directors, officers (including persons performing a principal policy-making function), and persons who own more than 10% of a registered class of Digene's equity securities ("10% Holders") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Digene. Directors, officers and 10% Holders are required by the regulations under the Exchange Act to furnish Digene with copies of all of the Section 16(a) reports which they file. Based solely upon a review of the copies of the forms furnished to Digene and the representations made by the reporting persons to Digene, Digene believes that during fiscal 2000 its directors, officers, and 10% Holders complied with the filing requirements under
Section 16(a) of the Exchange Act.

                                 OTHER MATTERS

     The Board does not intend to present any business at the Annual Meeting other than the matters described in this proxy statement. However, if other matters requiring the vote of the stockholders properly come before the Annual Meeting, which under applicable proxy regulations need not be included in this proxy statement, or which the Board did not know would be presented at least 45 days before this solicitation, the persons named in the enclosed proxy will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors

                                            Charles M. Fleischman,
                                            Secretary

September 28, 2000

                                   APPENDIX A

1999 INCENTIVE PLAN

     RESOLVED, that the first sentence of Section 4.1 of the 1999 Incentive Plan be, and hereby is, amended to read in full as follows:

     "The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 2,000,000 (subject to increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company."

                                   APPENDIX B

OMNIBUS PLAN

     RESOLVED, that the second paragraph of Section 4.1(e) of the Omnibus Plan be, and hereby is amended in full as follows:

     "Subject to any action that may be required on the part of the stockholders of the Company, if the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which does not result in a Change of Control, then each outstanding Option and Stock Appreciation Right shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option or to which the Stock Appreciation Right relates would have been entitled to receive in such transaction.

     If the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which results in a Change of Control, each optionee shall, in such event, have the right immediately prior to such transaction to exercise his or her Option or Stock Appreciation Right in whole or in part without regard to any installment provision contained in his or her Agreement, but if a Stock Appreciation Right has been granted in connection with an Option then neither the Option nor the Stock Appreciation Right shall be exercisable within six months after their grant except in the event of death or disability of the optionee; provided, however, that the exercisability of any Option or Stock Appreciation Right shall not be accelerated if, in the opinion of the Board, such acceleration would prevent pooling of interests accounting treatment for the Change of Control transaction and such accounting treatment is desired by the parties to such transaction. Any Option or Stock Appreciation Right not exercised immediately prior to such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option or to which the Stock Appreciation Right relates would have been entitled to receive in the transaction. This paragraph shall apply to any outstanding Options which are ISOs to the extent permitted by Code Section 422(d), and such outstanding ISOs in excess thereof shall, immediately upon the occurrence of such a transaction, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such as provided in such paragraph.

     A merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer in which the Company is not the surviving corporation, other than such a transaction effected for the purpose of changing the Company's domicile, shall cause each holder of an outstanding Option and Stock Appreciation Right to have the right immediately prior to such transaction to exercise his or her Option or Stock Appreciation Right in whole or in part without regard to any installment provision contained in his or her Agreement, but if a Stock Appreciation Right has been granted in connection with an Option then neither the Option nor the Stock Appreciation Right shall be exercisable within six months after their grant except in the event of death or disability of the optionee. Any Option or Stock Appreciation Right not exercised immediately prior to such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option or to which the Stock Appreciation Right relates would have been entitled to receive in the transaction. This paragraph shall apply to any outstanding Options which are ISOs to the extent permitted by Code Section 422(d), and such outstanding ISOs in excess thereof shall, immediately upon the occurrence of such a transaction, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such as provided in such paragraph.

     A dissolution or liquidation of the Company shall cause each outstanding Option and Stock Appreciation Right to terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution or liquidation to exercise his or her Option or Stock Appreciation Right in whole or in part without regard to any installment provision contained in his or her Agreement, but if a Stock Appreciation Right has been granted in connection with an Option then neither the Option nor the Stock Appreciation Right shall be exercisable within six months after their grant except in the event of death or disability of the optionee.

     Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option.

     In the case of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer effected for the purpose of changing the Company's domicile, each outstanding Option and Stock Appreciation Right shall continue in effect in accordance with its terms and shall apply or relate to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied or related immediately prior to such transaction, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration."

     RESOLVED, that a new definition shall be added to Section 1.3 of the Omnibus Plan to read as follows:

     "Change of Control" shall mean (a) the reorganization, consolidation or merger of the Company or any of its subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the outstanding shares of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above."

                               DIGENE CORPORATION

                                     PROXY

     The undersigned stockholder of Digene Corporation (the "Company") hereby appoints Charles M. Fleischman and Evan Jones, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of the Stockholders to be held at Digene's offices at 1201 Clopper Road, Gaithersburg, Maryland 20878 at 10:00 am, on October 26, 2000 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described below, hereby revoking any proxy heretofore executed by the undersigned (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

   The proxies are directed to vote as follows:

1. Election of the following persons as directors of the Company.

      John H. Landon       _______ FOR       _____VOTE WITHHELD

      John J. Whitehead    _______ FOR       _____VOTE WITHHELD

2. Approval of the amendment to the 1999 Incentive Plan.

           _______ FOR     ______AGAINST     ______ABSTAIN

3. Approval of the amendments to the Omnibus Plan.

           _______ FOR     ______AGAINST     ______ABSTAIN

4. To transact such other business as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
          WHICH RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES FOR
         DIRECTOR AND "FOR" APPROVAL OF BOTH THE AMENDMENT TO THE 1999
             INCENTIVE PLAN AND THE AMENDMENTS TO THE OMNIBUS PLAN.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE NOMINEES
  FOR DIRECTOR AND "FOR" APPROVAL OF BOTH THE AMENDMENT TO THE 1999 INCENTIVE
                  PLAN AND THE AMENDMENTS TO THE OMNIBUS PLAN.

IMPORTANT: Please date this proxy and sign exactly as your name(s) is printed below. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.


                                                --------------------------------
                                                          (Signature)


                                                --------------------------------
                                                          (Signature)

                                                Dated_____________________ ,2000



             PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                IN THE ENCLOSED PRE-ADDRESSED, STAMPED ENVELOPE